UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2016

BEASLEY BROADCAST GROUP, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-29253	65-0960915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Riviera Drive, Suite 200, Naples, Florida 34103

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (239) 263-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2016, Beasley Broadcast Group, Inc. (the “Company”) announced that George G. Beasley, Chief Executive Officer of the Company, will be on a medical leave of absence, effective immediately. The Company also announced that Caroline Beasley, Executive Vice President, Chief Financial Officer, Treasurer and Secretary, will serve as Interim Chief Executive Officer during Mr. Beasley’s absence. Mr. Beasley will continue to serve as Chairman of the Company’s Board of Directors.

Caroline Beasley, age 53, has served as the Company’s Executive Vice President, Chief Financial Officer, Treasurer and Secretary since 1994 and as a Director since 1983. She joined the Company in 1983 and since that time has served in various capacities including Business Manager, Assistant Controller and Corporate Controller. Ms. Beasley currently serves on the Board of Directors of the National Association of Broadcasters and on the Board of Directors of Broadcast Music, Inc. She is also a member of the University of North Carolina Board of Visitors. She previously served on the Board of Directors of the Radio Music License Committee and on the Board of Directors and the Radio Executive Committee of the National Association of Broadcasters. Ms. Beasley has a B.S. from the University of North Carolina. Ms. Beasley is the daughter of George G. Beasley and the sister of Bruce G. Beasley, President, Chief Operating Officer and Director of the Company and Brian E. Beasley, Vice President of Operations and Director of the Company.

Ms. Beasley has interests in the following related party transactions:

Beasley Family Towers, LLC

On December 31, 2015, the Company sold the tower for one radio station in Augusta, GA to Beasley Family Towers, LLC (“BFT”), which is partially held by a trust for the benefit of Bruce G. Beasley, Caroline Beasley, Brian E. Beasley and other family members of George G. Beasley and partially owned directly by Bruce G. Beasley, Caroline Beasley, Brian E. Beasley and other family members, for $1.3 million then leased the tower back under an agreement which expires on December 31, 2025 with four automatic renewal terms of five years each. The lease met the criteria to be recorded as a capital lease, however based on the terms of the lease agreement the $0.8 million gain on sale was deferred and will not be recognized until the Company’s continuing involvement is no longer present.

On August 4, 2006, the Company entered into an agreement to lease several radio towers for one radio station in Boca Raton, FL from BFT. The lease agreement expires on April 30, 2016. Lease payments are currently offset by the partial recognition of a deferred gain on sale from the sale of these towers to BFT in 2006, therefore no rental expense was reported for these towers for the year ended December 31, 2015. On November 17, 2015, two of the towers were sold to an unrelated party and $0.3 million of the gain deferred in 2006 was recognized and reported in other income (expense), net. In addition, BFT prepaid rent of $0.7 million on the Company’s behalf to the unrelated party. Repayments of prepaid rent to BFT were approximately $8,000 for the year ended December 31, 2015.

In December 2000, the Company finalized the sale of most of its radio towers and related real estate assets to BFT for $5.1 million in unsecured notes. As of December 31, 2014, the aggregate outstanding balance of the notes receivable was $1.7 million. On November 30, 2015, the notes were repaid in full. Interest income on the notes receivable from BFT was approximately $37,000 for the year ended December 31, 2015.

The Company leases radio towers for 23 radio stations in various markets from BFT. The lease agreements expire on various dates through December 28, 2020. Rental expense was $0.5 million for the year ended December 31, 2015.

Wintersrun Communications, LLC

On December 31, 2015, the Company sold the tower for one radio station in Charlotte, NC to Wintersrun Communications, LLC (“Wintersrun”), which is partially held by a trust for the benefit of Bruce G. Beasley, Caroline Beasley, Brian E. Beasley and other family members of George G. Beasley and partially owned directly by

Bruce G. Beasley and Brian E. Beasley, for $0.4 million then leased the tower back under an agreement which expires on December 31, 2025 with four automatic renewal terms of five years each. The lease met the criteria to be recorded as a capital lease, however based on the terms of the lease agreement the $0.3 million gain on sale was deferred and will not be recognized until the Company’s continuing involvement is no longer present.

The Company leased a radio tower for one radio station in Augusta, GA from Wintersrun. Rental expense was approximately $24,000 for the year ended December 31, 2015. On October 16, 2015, the tower was sold to an unrelated party and Wintersrun prepaid rent of $0.3 million on the Company’s behalf to the unrelated party. Repayments of prepaid rent to Wintersrun were approximately $6,000 for the year ended December 31, 2015.

GGB Augusta, LLC

The Company leases land for its radio stations in Augusta, GA from GGB Augusta, LLC which is held by a trust for the benefit of Bruce G. Beasley, Caroline Beasley, Brian E. Beasley, and other family members of George G. Beasley. The lease agreement expires on November 1, 2023. Rental expense was approximately $42,000 for the year ended December 31, 2015.

GGB Estero, LLC

The Company leases property for its radio stations in Ft. Myers, FL from GGB Estero, LLC which is held by a trust for the benefit of Bruce G. Beasley, Caroline Beasley, Brian E. Beasley, and other family members of George G. Beasley. The lease agreement expires on August 31, 2019. Rental expense was $0.2 million for the year ended December 31, 2015.

Beasley Broadcasting Management, LLC

The Company leases its principal executive offices in Naples, FL from Beasley Broadcasting Management, LLC, which is held by a trust for the benefit of Bruce G. Beasley, Caroline Beasley, Brian E. Beasley, and other family members of George G. Beasley. Rental expense was $0.2 million for the year ended December 31, 2015.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated March 18, 2016 issued by Beasley Broadcast Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEASLEY BROADCAST GROUP, INC.

Date: March 18, 2016	By:	/s/ Caroline Beasley
Caroline Beasley
Interim Chief Executive Officer, Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated March 18, 2016 issued by Beasley Broadcast Group, Inc.